
                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                           TENDER OF ORDINARY SHARES

                                       OF

                          NEW DIMENSION SOFTWARE LTD.

                      THE OFFER AND WITHDRAWAL RIGHTS WILL
           EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY,
                       APRIL 8, 1999, UNLESS THE OFFER IS EXTENDED.

     BMC Software, Inc., a Delaware corporation, has offered to purchase all the outstanding ordinary shares, NIS 0.01 par value per share, of New Dimension
Software Ltd., an Israeli corporation, at a purchase price of $52.50 per share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 11, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer if certificates representing the Shares (the
"Certificates") are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach BankBoston, N.A. (the "Depositary") at the address set forth below prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See
"Procedure for Tendering Shares -- Guaranteed Delivery" in the Offer to
Purchase.

                        The Depositary for the Offer is:

                                BANKBOSTON, N.A.

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
                                By Facsimile
By Mail:                        Transmission:       By Hand:                    By Overnight Courier:
BankBoston, N.A.                (FOR ELIGIBLE       Securities Transfer &       BankBoston, N.A.
Attn: Corporate Reorganization  INSTITUTIONS ONLY)  Reporting Services, Inc.    Attn: Corporate Reorganization
P.O. Box 8029                   781-575-2233/2232   c/o Boston EquiServe LP     150 Royall Street
Boston, MA 02266-8029                               100 Williams Street         Canton, MA 02021
                                                    Galleria
                                                    New York, NY 10038

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

Ladies and Gentlemen:

     The undersigned hereby tenders to BMC Software, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 11, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth under "Procedure for Tendering
Shares -- Guaranteed Delivery" in the Offer to Purchase.

================================================================================

Number of Shares:
                 ----------------------------------------------------------
Certificate Nos. (if available):

---------------------------------------------------------------------------

Check box below if Shares will be tendered by book-entry transfer

[ ] The Depository Trust Company

Account Number:
               ------------------------------------------------------------
Dated:                                 , 1999
      --------------------------------

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================================================================================
Name(s) of Record Holder(s):

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                             (Please Type or Print)

Address(es):
            --------------------------------------------------------------

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                                                                (Zip Code)

Area Code and Tel. No.:
                       ---------------------------------------------------
Signature(s):
             -------------------------------------------------------------

================================================================================


                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, an Eligible Institution (as such term is defined under "Procedure for Tendering Shares -- Signature Guarantee" in the Offer to Purchase), hereby guarantees to deliver to the Depositary the Certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined under "Procedure for Tendering
Shares -- Book-Entry Transfer" in the Offer to Purchase) with respect to such Shares, in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with all required signature guarantees and all other documents required by the Letter of Transmittal, all within three trading days (as defined in the Offer to Purchase) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for the Shares to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such Eligible Institution. All capitalized terms used herein have the meanings set forth in the Offer to Purchase.

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

------------------------------------------------       ------------------------------------------------
                  Name of Firm                                       Authorized Signature

------------------------------------------------       ------------------------------------------------
                    Address                                                 Title

                                                       Name:
------------------------------------------------             ------------------------------------------
                    Zip Code                                         Please Type or Print

Area Code and Tel. No.:                                Dated:                          , 1999
                       -------------------------             --------------------------

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NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.

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